                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING THE PROSPECTUS (THE "PROSPECTUS")) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT www.sec.gov. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THIS OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-777-4594.

                 Free Writing Prospectus dated January 17, 2006

                    POPULAR ABS MORTGAGE PASS-THROUGH TRUST,
                                  SERIES 2006-A



                                  $311,191,000
                    (Approximate, Subject to +/- 5% Variance)




                               MARKETING MATERIALS





                     [GRAPHIC OMITTED] POPULAR
                                       ABS, INC.(SM)



                                POPULAR ABS, INC.
                                    Depositor




                                EQUITY ONE, INC.
                                    Servicer





FRIEDMAN BILLINGS RAMSEY                                   RBS GREENWICH CAPITAL
                              Co-Lead Underwriters

                                [GRAPHIC OMITTED]
                                     FBR(R)

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll free (800) 777-4594.

                          IMPORTANT NOTICE RELATING TO
                    AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                                      *****

The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. In addition, this free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities, in any jurisdiction where that offer, solicitation or sale is not permitted.
                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each Underwriter will represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than
(euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

Each Underwriter will represent and agree that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

                                     BELGIUM

The information contained in this free writing prospectus may not be disclosed to the public in Belgium. The securities may only be offered, directly or indirectly, in Belgium (a) for a minimum of (euro)50,000 (or its foreign currency) per investor only; or (b) to professional or institutional investors as defined in Article 2.1(e)(i) to (iii) of Directive 2003/71/EC or as referred to in Article 3, 2(degree) of the Belgian Royal Decree of 7 July 1999 on the public character of financial operations, each acting on their own account.

This free writing prospectus supplement has not been and will not be submitted to nor approved by the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financiere et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen) and accordingly may not be used in connection with any offering or sale of securities in Belgium except as may otherwise be permitted by law.

                                    HONG KONG

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. This free writing prospectus has not been authorized by the Securities and Futures Commission and therefore the securities may not be offered or sold in Hong Kong by means of this preliminary prospectus supplement or any other document other than: (a) to "professional investors" as such term is defined in the Securities and Futures Ordinance, Cap. 571 of the laws of Hong Kong ("SFO"); or (b) in circumstances which do not constitute an offer or an invitation to the public for the purposes of the SFO. Offers of securities will not be and may not be made to any person in Hong Kong other than a person to whom this preliminary prospectus supplement has been issued by or on behalf of the issuer and who meets the criteria described in (a) or (b) above. No person to whom this free writing prospectus is given may issue, circulate or distribute it in Hong Kong or make or give a copy of this free writing prospectus to any person.

                             CIRCULAR 230 DISCLOSURE
TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTER ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

------------------------------------------------------------------------------------------------------------------------------------
                                                           CONTACT INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
                     FBR                                           FBR                                          FBR
                 ABS BANKING                              ABS TRADING/SYNDICATE                           ABS STRUCTURING
    Mike Ciuffo              (703) 312-1889      Salmaan Siddiqui        (703) 469-1225        Tol Ho                (703) 312-1737
    Dane Smith               (703) 312-1896                                                    Anna Zuckerman        (703) 469-1283
    David Lyle               (703) 312-1885
    Chris DeMulder           (703) 312-1754
    Aaron Kemp               (703) 312-1657

---------------------------------------------- -------------------------------------------- ----------------------------------------

Popular ABS Mortgage Pass-Through Trust, Series 2006-A                    Page 4
Preliminary Marketing Materials                                 January 17, 2006
--------------------------------------------------------------------------------

                    Popular ABS Mortgage Pass-Through Trust,
                                  Series 2006-A

------------------------------------------------------------------------------------------------------------------------------------
                       Principal     WAL (Years)        Payment Window        Expected Rating     Interest          Principal
Class(1)              Balance ($)    Call/Mat(4)     (Mths) Call/Mat(4)       (S&P/Moody's)         Type             Type
------------------------------------------------------------------------------------------------------------------------------------
A-1                  $147,341,000   1.00 / 1.00        1-26 / 1-26              AAA/Aaa          Floating(2,3)  Senior Sequential
A-2                    $9,067,000   2.20 / 2.20       26-28 / 26-28             AAA/Aaa          Floating(2,3)  Senior Sequential
A-3                   $45,954,000   3.00 / 3.00       28-53 / 28-53             AAA/Aaa          Floating(2,3)  Senior Sequential
A-4                   $50,749,000   6.65 / 7.78      53-97 / 53-222             AAA/Aaa          Floating(2,3)  Senior Sequential
M-1                   $23,430,000   5.37 / 5.99      40-97 / 40-191             AA/Aa2           Floating(2,3)     Subordinate
M-2                   $17,655,000   5.33 / 5.90      39-97 / 39-176              A/A2            Floating(2,3)     Subordinate
M-3                    $4,785,000   5.31 / 5.84      38-97 / 38-159              A/A3            Floating(2,3)     Subordinate
M-4                    $4,620,000   5.30 / 5.81      38-97 / 38-153             A-/Baa1          Floating(2,3)     Subordinate
M-5                    $4,290,000   5.30 / 5.77      38-97 / 38-146            BBB/Baa2          Floating(2,3)     Subordinate
M-6                    $3,300,000   5.30 / 5.72      37-97 / 37-139            BBB/Baa3          Floating(2,3)     Subordinate
B-1                    $2,310,000         Not Publicly Offered                 BBB-/Ba1            Floating        Subordinate
B-2                    $3,630,000         Not Publicly Offered                  BB+/Ba3            Floating        Subordinate
B-3                    $8,911,000         Not Publicly Offered                  BB-/NR             Floating        Subordinate
   TOTAL:            $326,042,000
-------------- ------------------- --------------- -------------------- ------------------------ ------------- ---------------------

(1) The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates are backed by cash flows from the Mortgage Loans (as defined herein). The principal balance of each Class of Offered Certificates (as defined herein) is subject to a 5% variance.
(2) The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates are priced to call. The margin on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be multiplied by 2 and the margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates will be multiplied by 1.5 on any Distribution Date after the Optional Termination may be first exercised.
(3)   See "Net WAC Cap" herein.
(4)   See "Pricing Prepayment Speed" herein.

Depositor:                Popular ABS, Inc.

Servicer:                 Equity One, Inc. ("EQUITY ONE"), an indirect subsidiary of Popular, Inc.

Co-Lead Underwriters:     Friedman, Billings, Ramsey & Co., Inc. ("FBR") and Greenwich Capital Markets, Inc. ("RBS GREENWICH
                          CAPITAL").

Trustee/Custodian:        JPMorgan Chase Bank, N.A.

Hedge Counterparty:       [TBD]

Offered Certificates:     The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are collectively referred to herein as the "SENIOR CERTIFICATES", "CLASS A" or "CLASS A CERTIFICATES." The Class M-1, Class M-2, Class M-3,
                          Class M-4, Class M-5 and Class M-6 Certificates are collectively referred to herein as the "OFFERED
                          SUBORDINATE CERTIFICATES." The Class B-1, Class B-2 and Class B-3 Certificates are collectively referred to herein as the "NON-OFFERED SUBORDINATE CERTIFICATES." The Offered Subordinate Certificates and the
                          Non-Offered Subordinate Certificates are together referred to herein as the "SUBORDINATE CERTIFICATES."
                          The Senior Certificates and Offered Subordinate Certificates are collectively referred to herein as the
                          "OFFERED CERTIFICATES." The Class B-1, Class B-2 and Class B-3 Certificates will not be offered publicly.

Federal Tax Status:       It is anticipated that the Offered Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:             The Offered Certificates will be available in book-entry form through DTC and only upon request through
                          Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:             January 1, 2006.

Expected Pricing Date:    On or about January [20], 2006.


Popular ABS Mortgage Pass-Through Trust, Series 2006-A                    Page 5
Preliminary Marketing Materials                                 January 17, 2006
--------------------------------------------------------------------------------

Expected Closing Date:    On or about January [31], 2006.

Expected Settlement
Date:                     On or about January [31], 2006.

Distribution Date:        The 25th day of each month (or if not a business day, the next succeeding business day) commencing in
                          February 2006.

Interest Accrual Period:  The interest accrual period for each Distribution Date with respect to the Offered Certificates and
                          Non-Offered Subordinate Certificates will be the period beginning with the previous Distribution Date
                          (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such
                          Distribution Date (on an actual/360 basis).

ERISA Eligibility:        The Offered Certificates are expected to be ERISA eligible, so long as certain conditions are met as described further in the prospectus supplement.

SMMEA Eligibility:        The Offered Certificates are NOT expected to constitute "mortgage related securities" for purposes of
                          SMMEA.

Servicing Fee:            With respect to each Distribution Date, the Servicer will be entitled to 1/12 of 0.50% of the aggregate principal balance of the Mortgage Loans.

Trustee Fee:              With respect to each Distribution Date, the Trustee will be entitled 1/12 of 0.02% of the aggregate principal balance of the Mortgage Loans.

Optional Termination:     The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the
                          Offered Certificates (the "CLEAN-UP CALL"), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment        The Offered Certificates will be priced based on the following collateral prepayment assumptions:
Speed:                    FRM Loans:      100% PPC         (100% PPC: 2.00% - 20.00% CPR over 10 months, 20% thereafter)
                          ARM Loans:      100% PPC         (100% PPC: 28.00% CPR)

Mortgage Loans:           As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately
                          $330,001,329.43, of which: (i) approximately $115,430,452.88 consisted of fixed-rate, first lien mortgage loans (the "FIXED RATE MORTGAGE LOANS") and (ii) approximately $214,570,876.55 consisted of adjustable-rate, first lien mortgage loans (the "ADJUSTABLE RATE MORTGAGE LOANS"). The Fixed Rate
                          Mortgage Loans and the Adjustable Rate Mortgage Loans are collectively referred herein as the "MORTGAGE
                          LOANS". See the attached collateral descriptions for additional information on the Mortgage Loans.

                          IT IS ANTICIPATED THAT ON THE CLOSING DATE, THE CHARACTERISTICS OF THE MORTGAGE LOANS AS OF THE CUT-OFF
                          DATE WILL BE SUBSTANTIALLY SIMILAR TO THE CHARACTERISTICS OF THE MORTGAGE LOANS AS DESCRIBED AND SHOWN
                          HEREIN. THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS IS EXPECTED TO BE SUBJECT TO AN INCREASE
                          OR DECREASE OF UP TO 5%.

Pass-Through Rate:        The "PASS-THROUGH RATE" on each class of Offered Certificates and Non-Offered Subordinate Certificates
                          will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Cap.

Formula Rate:             The "FORMULA RATE" for each class of Offered Certificates and Non-Offered Subordinate Certificates will be equal to the lesser of (i) One Month LIBOR plus the margin for such class and (ii) 14.00%.

Adjusted Net              The "ADJUSTED NET MORTGAGE RATE" for each Mortgage Loan is equal to the loan rate less the sum of (i)
Mortgage Rate:            the Servicing Fee rate and (ii) the Trustee Fee rate.

Net WAC Cap:              The "NET WAC CAP" with respect to each Distribution Date for the Offered Certificates and Non-Offered
                          Subordinate Certificates is a rate equal to the weighted average Adjusted Net Mortgage Rate of the
                          Mortgage Loans as of the first day of the collection period for such Distribution Date, calculated on an actual/360 basis.

Popular ABS Mortgage Pass-Through Trust, Series 2006-A                    Page 6
Preliminary Marketing Materials                                 January 17, 2006
--------------------------------------------------------------------------------

Net WAC Cap               If on any Distribution Date the Pass-Through Rate for a class of the Offered Certificates or the
Carryover Amount:         Non-Offered Subordinate Certificates is limited by the related Net WAC Cap, the "NET WAC CAP CARRYOVER
                          AMOUNT" for such class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Cap and (ii) the unpaid portion of any related Net WAC Cap
                          Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related
                          Formula Rate. Any Net WAC Cap Carryover Amount will be paid on such Distribution Date or future
                          Distribution Dates to the extent of funds available.

Credit Enhancement:       Consists of the following:
                          1.  Excess Cashflow;
                          2.  Overcollateralization Amount;
                          3.  Subordination; and
                          4.  Cap Agreement

Excess Cashflow:          The "EXCESS CASHFLOW" for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under the "Priority of Payments."

Overcollateralization     The "OVERCOLLATERALIZATION AMOUNT" (or "O/C") is equal to the excess of (i) the aggregate principal
Amount:                   balance of the Mortgage Loans over (ii) the aggregate principal balance of the Offered Certificates and
                          Non-Offered Subordinate Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately [1.20%] of the aggregate principal balance of the Mortgage Loans as of the
                          Cut-off Date. On each Distribution Date, Excess Cashflow and amounts deposited in the Cap Reserve Fund, if any, will be used to build or maintain O/C at the Targeted Overcollateralization Amount.

Targeted                  Prior to the Stepdown Date, the "TARGETED OVERCOLLATERALIZATION AMOUNT" is equal to the sum of (a)
Overcollateralization     approximately [1.20%] of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date
Amount:                   and (b) the Aggregate Class B Early Distribution Amount.

                          On or after the Stepdown Date, the Targeted Overcollateralization Amount is the lesser of (a) the amount described in the preceding paragraph and (b) the greater of (i) the excess of (x) approximately [11.40%]
                          of the aggregate principal balance of the Mortgage Loans for the related Distribution Date over (y) the excess of (I) the aggregate principal balance of the Class B-1, Class B-2 and Class B-3 Certificates as
                          of the Closing Date over (II) the aggregate of distributions made in respect of principal to the Class
                          B-1, Class B-2 and Class B-3 Certificates on all prior Distribution Dates and (ii) approximately 0.50%
                          of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. However, if a Trigger
                          Event has occurred on the related Distribution Date, the Targeted Overcollateralization Amount shall be equal to the Targeted Overcollateralization Amount for the previous Distribution Date (after taking into account any distributions of principal made with respect to the Class B-1, Class B-2 and Class B-3
                          Certificates pursuant to clauses 5) and 6) of "Priority of Payments" on the prior Distribution Date).

Overcollateralization     The "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" on any Distribution Date is the excess, if any, of (1) the
Deficiency Amount         Targeted Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization
                          Amount for that Distribution Date, calculated for this purpose after taking into account the balance reduction on that Distribution Date of the aggregate principal balances of the Offered Certificates and
                          Non-Offered Subordinate Certificates resulting from the payment principal pursuant to clause 2) under the "PRIORITY OF PAYMENTS" but prior to taking into account any applied Realized Losses on that
                          Distribution Date.

Overcollateralization     The "OVERCOLLATERALIZATION RELEASE AMOUNT" on any Distribution Date on or after the Stepdown Date on
Release Amount            which a Trigger Event is not in effect, the lesser of (1) the principal remittance amount for that
                          Distribution Date and (2) the excess, if any, of (a) the Overcollateralization Amount for that
                          Distribution Date, assuming that 100% of the principal remittance amount is applied as a principal payment on the Certificates on that Distribution Date, over (b) the Targeted Overcollateralization
                          Amount for that Distribution Date. With respect to any Distribution Date before the Stepdown Date or on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Popular ABS Mortgage Pass-Through Trust, Series 2006-A                    Page 7
Preliminary Marketing Materials                                 January 17, 2006
--------------------------------------------------------------------------------

Remaining                 The "REMAINING OVERCOLLATERALIZATION RELEASE AMOUNT" on any Distribution Date on or after the Stepdown
Overcollateralization     Date on which a Trigger Event is not in effect is the lesser of (a) the Excess Cashflow remaining after
Release Amount            the distributions set forth in clauses (3) and (4) of the "Priority of Payments" and (b) the
                          Overcollateralization Release Amount. With respect to any Distribution Date before the Stepdown Date or on which a Trigger Event is in effect, the Remaining Overcollateralization Release Amount will be zero.

Remaining Excess          The "REMAINING EXCESS INTEREST" on any Distribution Date is the excess, if any, of (a) the Excess
Interest:                 Cashflow remaining after the distributions set forth in clauses (3) and (4) of the "Priority of
                          Payments" over (b) the Remaining Overcollateralization Release Amount.

Stepdown Date:            The earlier to occur of

                          1. the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and

                          2. the later to occur of
                             a. the Distribution Date occurring in February 2009; and
                             b. the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to [46.60%].

Aggregate Class B         As of any Distribution Date, the aggregate sum of all amounts paid to the Class B-1, Class B-2 and Class
Early Distribution        B-3 Certificates on prior Distribution Dates from Remaining Overcollateralization Amount and Remaining
Amount:                   Excess Interest pursuant to clauses 5) and 6) of "Priority of Payments".

Senior Enhancement        The "SENIOR ENHANCEMENT PERCENTAGE" for a Distribution Date is equal to (a) the sum of (i) the aggregate
Percentage:               principal balance of the Subordinate Certificates and (ii) the Overcollateralization Amount, in each case before taking into account any payments of principal to the Certificates on that Distribution Date divided by (b) the aggregate principal balance of the Mortgage Loans as of the last day of the due period.

Expected Credit
Support
Percentages:                CLASS                PERCENT              CLASS                PERCENT
                            Class A              [23.30%]             Class A              [46.60%]
                            Class M-1            [16.20%]             Class M-1            [32.40%]
                            Class M-2            [10.85%]             Class M-2            [21.70%]
                            Class M-3            [9.40%]              Class M-3            [18.80%]
                            Class M-4            [8.00%]              Class M-4            [16.00%]
                            Class M-5            [6.70%]              Class M-5            [13.40%]
                            Class M-6            [5.70%]              Class M-6            [11.40%]
                            Class B-1            [5.00%]              Class B-1            [10.00%]
                            Class B-2            [3.90%]              Class B-2            [7.80%]
                            Class B-3            [1.20%]              Class B-3            [2.40%]

Popular ABS Mortgage Pass-Through Trust, Series 2006-A                    Page 8
Preliminary Marketing Materials                                 January 17, 2006
--------------------------------------------------------------------------------

Trigger Event:            A "TRIGGER EVENT" is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the six month rolling average 60+ delinquency percentage equals or exceeds [34.30%] of the current Senior
                          Enhancement Percentage or (ii) cumulative realized losses as a percentage of the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

                          February 2008-January 2009 [1.25]% (or [1.55]% if the class certificate balances for the Class B-1,
                          Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of [1.55]% (or 1/12th of [1.90]% if the class certificate balances for the Class B-1, Class B-2 and Class B-3 Certificates
                          have been reduced to zero and no part of that reduction was due to the application of Realized Losses)
                          for each month thereafter.

                          February 2009- January 2010 [2.80]% (or [3.45]% if the class certificate balances for the Class B-1,
                          Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of [1.70]% (or 1/12th of [2.05]% if the class certificate balances for the Class B-1, Class B-2 and Class B-3 Certificates
                          have been reduced to zero and no part of that reduction was due to the application of Realized Losses)
                          for each month thereafter.

                          February 2010- January 2011 [4.50]% (or [5.50]% if the class certificate balances for the Class B-1,
                          Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of [1.30]% (or 1/12th of [1.65]% if the class certificate balances for the Class B-1, Class B-2 and Class B-3 Certificates
                          have been reduced to zero and no part of that reduction was due to the application of Realized Losses)
                          for each month thereafter.

                          February 2011- January 2012 [5.80]% (or [7.15]% if the class certificate balances for the Class B-1,
                          Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of [0.80]% (or 1/12th of [1.00]% if the class certificate balances for the Class B-1, Class B-2 and Class B-3 Certificates
                          have been reduced to zero and no part of that reduction was due to the application of Realized Losses)
                          for each month thereafter.

                          February 2012- January 2013 [6.60]% (or [8.15]% if the class certificate balances for the Class B-1,
                          Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of [0.10]% (or 1/12th of [0.10]% if the class certificate balances for the Class B-1, Class B-2 and Class B-3 Certificates
                          have been reduced to zero and no part of that reduction was due to the application of Realized Losses)
                          for each month thereafter.

                          February 2013 and thereafter [6.70]% (or [8.25]% if the class certificate balances for the Class B-1,
                          Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses).

Realized Losses:          If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance of such Mortgage Loan. The amount of such difference is a "REALIZED LOSS."
                          Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of the
                          Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class B-3 Certificates, then to the Class B-2 Certificates, then to the
                          Class B-1 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Class A
                          Certificates.

Priority of Payments:     Available funds from the Mortgage Loans will be distributed as follows:

                          1) Interest funds, as follows: first, trustee fees, servicing fees, certain indemnities and other reimbursable amounts, second, monthly and unpaid interest to the Senior Certificates pro rata, third, monthly interest to the Class M-1 Certificates, fourth, monthly interest to the Class M-2
                             Certificates, fifth, monthly interest to the Class M-3 Certificates, sixth, monthly interest to the
                             Class M-4 Certificates, seventh, monthly interest to the Class M-5 Certificates, eighth, monthly interest to the Class M-6 Certificates, ninth monthly interest to the Class B-1 Certificates, tenth monthly interest to the Class B-2 Certificates and eleventh monthly interest to the Class B-3
                             Certificates.

                          2) Principal funds, as follows: monthly principal to the Senior Certificates as described under
                             "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under
                             "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under

Popular ABS Mortgage Pass-Through Trust, Series 2006-A                    Page 9
Preliminary Marketing Materials                                 January 17, 2006
--------------------------------------------------------------------------------

                             "Principal Paydown", then monthly principal to the Class M-3 Certificates as described under "Principal
                             Paydown", then monthly principal to the Class M-4 Certificates as described under "Principal
                             Paydown", then monthly principal to the Class M-5 Certificates as described under "Principal
                             Paydown", then monthly principal to the Class M-6 Certificates as described under "Principal
                             Paydown", then monthly principal to the Class B-1 Certificates as described under "Principal
                             Paydown", then monthly principal to the Class B-2 Certificates as described under "Principal
                             Paydown", and lastly, monthly principal to the Class B-3 Certificates as described under "Principal
                             Paydown."

                          3) Excess Cashflow in the following order:

                             a) any remaining unpaid interest to the Senior Certificates pro rata.

                             b) as principal to the Offered Certificates and Non-Offered Subordinate Certificates to build or maintain O/C as described under "Principal Paydown".

                             c) any previously unpaid interest to the Class M-1 Certificates.

                             d) any unpaid applied Realized Loss amount to the Class M-1 Certificates.

                             e) any previously unpaid interest to the Class M-2 Certificates.

                             f) any unpaid applied Realized Loss amount to the Class M-2 Certificates.

                             g) any previously unpaid interest to the Class M-3 Certificates.

                             h) any unpaid applied Realized Loss amount to the Class M-3 Certificates.

                             i) any previously unpaid interest to the Class M-4 Certificates.

                             j) any unpaid applied Realized Loss amount to the Class M-4 Certificates.

                             k) any previously unpaid interest to the Class M-5 Certificates.

                             l) any unpaid applied Realized Loss amount to the Class M-5 Certificates.

                             m) any previously unpaid interest to the Class M-6 Certificates.

                             n) any unpaid applied Realized Loss amount to the Class M-6 Certificates.

                             o) any previously unpaid interest to the Class B-1 Certificates.

                             p) any unpaid applied Realized Loss amount to the Class B-1 Certificates.

                             q) any previously unpaid interest to the Class B-2 Certificates.

                             r) any unpaid applied Realized Loss amount to the Class B-2 Certificates.

                             s) any previously unpaid interest to the Class B-3 Certificates.

                             t) any unpaid applied Realized Loss amount to the Class B-3 Certificates.

                          4) Any remaining Excess Cashflow to pay any unpaid Net WAC Cap Carryover Amount payable to the Offered
                             Certificates and Non-Offered Subordinate Certificates, pro rata, based upon entitlement of each such class (after taking into account payments from the Yield Maintenance Agreement).

                          5) Any remaining Excess Cashflow to pay the Remaining Overcollateralization Release Amount sequentially to the Class B-1 as principal until its principal balance has been reduced to zero, to the Class B-2 as principal until its principal balance has been reduced to zero and to the Class B-3 as principal until its principal balance has been reduced to zero.

                          6) Any remaining Excess Cashflow to pay the Remaining Excess Interest sequentially to the Class B-3 as principal until its principal balance has been reduced to zero, the Class B-2 as principal until its principal balance has been reduced to zero and the Class B-1 as principal until its principal balance has been reduced to zero.

                          7) Any remaining Excess Cashflow to the non-offered certificates (other than the Class B-1, Class B-2 and Class B-3 Certificates) as described in the pooling agreement.

Popular ABS Mortgage Pass-Through Trust, Series 2006-A                   Page 10
Preliminary Marketing Materials                                 January 17, 2006
--------------------------------------------------------------------------------

Principal Paydown:        1) Prior to the Stepdown Date or if a Trigger Event is in effect, principal will be paid sequentially in numerical order, to the Senior Certificates; provided, however, that if the sum of (1) the aggregate of the class certificate balances of the Subordinate Certificates and (2) the Overcollateralization
                             Amount is reduced to zero, the Senior Certificates will be paid pro rata. After the Senior
                             Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3
                             Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6
                             Certificates, vii) the Class B-1 Certificates, viii) the Class B-2 Certificates, and then ix) the
                             Class B-3 Certificates.

                          2) On or after the Stepdown Date and if a Trigger Event is not in effect, all of the Offered
                             Certificates and the Class B-1, Class B-2 and Class B-3 Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates sequentially in numerical order, such that the Senior Certificates will have at least [46.60]% credit enhancement; provided, however, that if the sum of (1) the aggregate of the class certificate balances of the Subordinate Certificates and (2) the Overcollateralization Amount is reduced to zero, the Senior Certificates will be paid pro rata, second to the Class M-1 Certificates such that the
                             Class M-1 Certificates will have at least [32.40]% credit enhancement, third to the Class M-2
                             Certificates such that the Class M-2 Certificates will have at least [21.70]% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least [18.80]%
                             credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least [16.00]% credit enhancement, sixth to the Class M-5 Certificates such that the Class
                             M-5 Certificates will have at least [13.40]% credit enhancement, seventh to the Class M-6
                             Certificates such that the Class M-6 Certificates will have at least [11.40]% credit enhancement, eighth to the Class B-1 Certificates such that the Class B-1 Certificates will have at least [10.00]%
                             credit enhancement, ninth to the Class B-2 Certificates such that the Class B-2 Certificates will have at least [7.80]% credit enhancement, and tenth, to the Class B-3 Certificates such that the
                             Class B-3 Certificates will have at least [2.40]% credit enhancement (subject, in each case, to any overcollateralization floors).

Cap Reserve Fund:        The payments received pursuant to the Cap Agreement shall be deposited into the Cap Reserve Fund. Funds in the Cap Reserve Fund shall be distributed on each Distribution Date as follows:

                          1) first, to the Class A Certificates, pro rata, any monthly interest to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3) of the "Priority of Payments";

                          2) second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
                             B-1, Class B-2 and Class B-3 Certificates, in that order, any monthly interest to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3) of the "Priority of Payments";

                          3) third, as principal to the Offered Certificates and Non-Offered Subordinate Certificates, any
                             Overcollateralization Deficiency Amount to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3)(b) of the "Priority of Payments" to be distributed as described under "Principal Paydown;"

                          4) fourth, to the Offered Certificates and Non-Offered Subordinate Certificates, pro rata, any unpaid
                             Net WAC Cap Carryover Amount to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (4) of the "Priority of Payments";

                          5) fifth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
                             B-1, Class B-2 and Class B-3 Certificates, in that order, to pay any unpaid applied Realized Loss amounts to such class to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3) of the "Priority of Payments"; and

                          6) sixth, any remaining amounts in the Cap Reserve Fund to the Class X Certificate as described in the pooling agreement, provided however, that on any Distribution Date on which there is a payment under the Cap Agreement based on a notional balance in excess of the aggregate class certificate balance of the Offered Certificates and the Non-Offered Subordinate Certificates, the amount representing such excess payment, to the extent not otherwise distributed pursuant to clauses 1) through 5) of this Cap
                             Reserve Fund, shall be distributed to the Trustee as additional compensation.

Popular ABS Mortgage Pass-Through Trust, Series 2006-A                   Page 11
Preliminary Marketing Materials                                 January 17, 2006
--------------------------------------------------------------------------------

Cap Agreement:            On the Closing Date, the Trustee will enter into a hedge agreement with the Hedge Counterparty for the benefit of the Offered Certificates and the Non-Offered Subordinate Certificates (the "CAP AGREEMENT").
                          The Hedge Counterparty will be obligated to make monthly payments to the Trustee equal to the product of
                          (x) the amount if any, by which one-month LIBOR exceeds the related strike rate for such Distribution
                          Date, accrued over the related interest accrual period and (y) the related notional balance for such
                          Distribution Date. The Cap Agreement will terminate after the Distribution Date in January 2011. Any payments received from the Cap Agreement will be deposited in the Cap Reserve Fund and distributed as specified in the Cap Reserve Fund. The expected strike rate and notional balance for each payment are set forth in the table below.

                            1        326,042,000.00         4.5973            31          71,346,612.84           5.7601
                            2        318,003,108.54         4.5973            32          69,765,501.25           5.7602
                            3        310,090,676.81         4.5973            33          68,219,469.85           5.7586
                            4        302,292,106.86         4.5973            34          66,707,731.59           5.7573
                            5        294,433,958.18         4.5973            35          65,229,517.37           5.7569
                            6        286,593,324.97         4.5973            36          63,784,154.49           5.7574
                            7        278,688,797.24         4.5973            37          60,035,587.14           5.8242
                            8        270,796,017.01         4.5973            38          58,725,172.86           5.8262
                            9        262,876,907.94         4.5973            39          57,443,186.12           5.8270
                            10       254,920,310.31         4.5973            40          56,189,008.67           5.8297
                            11       247,215,559.65         4.5973            41          54,962,035.79           5.8321
                            12       239,688,446.99         4.5973            42          53,761,676.05           5.8330
                            13       232,399,560.97         4.5973            43          52,587,351.05           5.8340
                            14       225,309,893.38         4.5973            44          51,438,495.04           5.8361
                            15       218,322,244.88         4.5973            45          50,314,554.70           5.8370
                            16       211,613,703.14         4.5973            46          49,214,988.84           5.8379
                            17       205,059,196.52         4.5973            47          48,139,268.13           5.8392
                            18       198,710,823.28         4.5973            48          47,086,874.84           5.8399
                            19       192,507,975.28         4.5973            49          46,057,302.60           5.8765
                            20       186,499,671.60         4.5973            50          45,050,056.10           5.8779
                            21       180,654,298.35         4.5973            51          44,064,650.89           5.8785
                            22       174,942,589.17         4.5973            52          43,100,613.13           5.8812
                            23       169,409,251.35         4.5973            53          42,157,479.30           5.8828
                            24       163,992,363.83         4.5973            54          41,234,796.08           5.8844
                            25       81,616,424.78          5.7640            55          40,332,120.01           5.8854
                            26       79,807,238.36          5.7642            56          39,448,975.08           5.8870
                            27       78,038,258.01          5.7624            57          38,584,980.74           5.8883
                            28       76,308,579.08          5.7625            58          37,739,721.96           5.8897
                            29       74,617,317.66          5.7616            59          36,912,792.74           5.8908
                            30       72,963,610.17          5.7612            60          36,103,972.18           5.8910

Popular ABS Mortgage Pass-Through Trust, Series 2006-A                   Page 12
Preliminary Marketing Materials                                 January 17, 2006
--------------------------------------------------------------------------------

Yield Maintenance         On the Closing Date, the Trustee will enter into a hedge agreement with the Hedge Counterparty for the
Agreement:                benefit of the Offered Certificates and Non-Offered Subordinate Certificates (the "YIELD MAINTENANCE
                          AGREEMENT"). The Hedge Counterparty will be obligated to make monthly payments to the Trustee equal to the product of (x) the amount if any, by which one-month LIBOR (up to a maximum of 10.50%) exceeds the related strike rate below, accrued over the related interest accrual period and (y) the related notional balance for such Distribution Date. The Yield Maintenance Agreement will terminate after the
                          Distribution Date in February 2014. Any payments received from the Yield Maintenance Agreement will be deposited in the Yield Maintenance Reserve Fund and distributed pro rata (based on entitlement) to the
                          Offered Certificates and Non-Offered Subordinate Certificates to pay any related unpaid Net WAC Cap
                          Carryover Amounts. Any remaining amounts in the Yield Maintenance Reserve Fund will be distributed to the Class X Certificate as described in the pooling agreement, provided however, that on any
                          Distribution Date on which there is a payment under the Yield Maintenance Agreement based on a notional balance in excess of the aggregate class certificate balance of the Offered Certificates and the
                          Non-Offered Subordinate Certificates, the amount representing such excess payment, to the extent not otherwise distributed as a Net WAC Cap Carryover Amount to the Offered Certificates and Non-Offered
                          Subordinate Certificates, be distributed to the Trustee as additional compensation. The expected strike rate and notional balance for each payment are set forth in the table below.

                            1         -                      0.0000             50        -                      0.0000
                            2         -                      0.0000             51        -                      0.0000
                            3         -                      0.0000             52        -                      0.0000
                            4         -                      0.0000             53        -                      0.0000
                            5         -                      0.0000             54        -                      0.0000
                            6         -                      0.0000             55        -                      0.0000
                            7         -                      0.0000             56        -                      0.0000
                            8         -                      0.0000             57        -                      0.0000
                            9         -                      0.0000             58        -                      0.0000
                            10        -                      0.0000             59        -                      0.0000
                            11        -                      0.0000             60        -                      0.0000
                            12        -                      0.0000             61        77,121,151.01          10.0018
                            13        -                      0.0000             62        -                      0.0000
                            14        -                      0.0000             63        73,451,670.96          9.9791
                            15        -                      0.0000             64        71,682,553.87          10.3000
                            16        -                      0.0000             65        69,955,761.92          9.9628
                            17        -                      0.0000             66        68,270,317.24          10.3004
                            18        -                      0.0000             67        66,625,243.56          9.9566
                            19        -                      0.0000             68        65,019,461.63          9.9452
                            20        -                      0.0000             69        63,452,012.95          10.2649
                            21        -                      0.0000             70        61,921,962.89          9.9224
                            22        -                      0.0000             71        60,428,400.12          10.2478
                            23        -                      0.0000             72        58,970,478.27          9.9220
                            24        -                      0.0000             73        57,547,351.44          9.9106
                            25        -                      0.0000             74        -                      0.0000
                            26        -                      0.0000             75        54,801,920.16          9.8876
                            27        -                      0.0000             76        53,477,988.67          10.2053
                            28        -                      0.0000             77        52,185,528.87          9.8708
                            29        -                      0.0000             78        50,923,808.65          10.1901
                            30        -                      0.0000             79        49,692,059.01          9.8499
                            31        -                      0.0000             80        48,489,543.88          9.8385
                            32        -                      0.0000             81        47,315,554.89          10.1546
                            33        -                      0.0000             82        46,169,401.24          9.8156
                            34        -                      0.0000             83        45,050,409.21          10.1347
                            35        -                      0.0000             84        43,957,936.64          9.7971
                            36        -                      0.0000             85        42,891,264.10          9.7857
                            37        -                      0.0000             86        -                      0.0000
                            38        -                      0.0000             87        40,833,032.15          9.7629
                            39        -                      0.0000             88        39,840,268.69          10.0766
                            40        -                      0.0000             89        38,870,962.22          9.7401
                            41        -                      0.0000             90        37,924,547.24          10.0531
                            42        -                      0.0000             91        37,000,472.16          9.7175
                            43        -                      0.0000             92        36,098,199.00          9.7062
                            44        -                      0.0000             93        35,217,203.01          10.0180
                            45        -                      0.0000             94        34,356,972.39          9.6836
                            46        -                      0.0000             95        33,517,007.92          9.9947
                            47        -                      0.0000             96        32,696,822.63          9.6611
                            48        -                      0.0000             97        31,895,941.57          9.6498
                            49        -                      0.0000

Popular ABS Mortgage Pass-Through Trust, Series 2006-A                   Page 13
Preliminary Marketing Materials                                 January 17, 2006
--------------------------------------------------------------------------------

Information with respect to the Mortgage Loans expected to be included in the mortgage pool is set forth below. Prior to the Closing Date mortgage loans may be removed from the mortgage pool and other loans may be substituted therefore. The Depositor believes that the information set forth herein with respect to the mortgage pool as presently constituted is representative of the characteristics of each loan group as they will be constituted at the Closing Date, although some characteristics of the mortgage loans in the mortgage pool may vary.

                       AGGREGATE MORTGAGE LOAN STATISTICS

                             AS OF THE CUT-OFF DATE

                                                                                       MINIMUM             MAXIMUM
                                                                                       -------             -------
Cut-off Date Principal Balance                           $330,001,329.43            $24,976.24       $1,000,000.00
Average Cut-off Date Principal Balance                       $155,002.97
Number of Mortgage Loans                                           2,129

Weighted Average Mortgage Rate                                    7.746%                5.350%             12.350%
Weighted Average FICO Score                                          615                   500                 811
Weighted Average Original Loan-to-Value                           83.56%                 9.30%             100.00%

Weighted Average Original Term to Maturity                    358 months            120 months          360 months
Weighted Average Remaining Term to Maturity                   357 months            115 months          360 months
Weighted Average Seasoning                                      1 months              0 months           12 months

Weighted Average Gross Margin                                     6.621%                1.850%             10.850%
Weighted Average Minimum Interest Rate                            7.662%                5.350%             12.350%
Weighted Average Maximum Interest Rate                           13.836%               10.100%             18.350%
Weighted Average Initial Rate Cap                                 2.971%                1.500%              5.000%
Weighted Average Periodic Rate Cap                                1.365%                1.000%              2.000%
Weighted Average Months to Roll                                25 months             14 months           60 months

Maturity Date                                                                   August 1, 2015     January 4, 2036
Maximum Zip Code Concentration                                     02124  0.49%

Popular ABS Mortgage Pass-Through Trust, Series 2006-A                   Page 14
Preliminary Marketing Materials                                 January 17, 2006
--------------------------------------------------------------------------------

           CUT-OFF DATE PRINCIPAL BALANCES -- AGGREGATE MORTGAGE LOANS

                                                                                             WEIGHTED
                                                                PERCENT                      AVERAGE         WEIGHTED
                                                                   OF          WEIGHTED      REMAINING       AVERAGE      WEIGHTED
                                 NUMBER        AGGREGATE        AGGREGATE      AVERAGE       TERM TO         ORIGINAL      AVERAGE
CUT-OFF DATE                       OF          PRINCIPAL        PRINCIPAL      MORTGAGE      MATURITY      LOAN-TO-VALUE    FICO
PRINCIPAL BALANCE ($)            LOANS          BALANCE          BALANCE         RATE         (MONTHS)        RATIOS        SCORE
----------------------------    --------    ----------------    -----------    ----------    -----------    ----------    ----------
      0.01 -     50,000.00           64       $2,603,666.10         0.79%        9.247%         342            73.48%        590
 50,000.01 -    100,000.00          586       45,585,611.47        13.81         8.272          353            82.19         607
100,000.01 -    150,000.00          644       80,194,354.36        24.30         7.849          356            83.99         610
150,000.01 -    200,000.00          367       63,259,938.64        19.17         7.709          358            83.78         610
200,000.01 -    250,000.00          188       42,100,209.18        12.76         7.574          356            82.96         619
250,000.01 -    300,000.00          120       32,954,108.16         9.99         7.604          359            83.92         614
300,000.01 -    350,000.00           71       23,062,325.97         6.99         7.379          359            83.69         626
350,000.01 -    400,000.00           37       13,899,232.27         4.21         7.341          359            83.00         644
400,000.01 -    450,000.00           15        6,295,389.66         1.91         7.516          351            87.96         638
450,000.01 -    500,000.00           19        9,081,572.77         2.75         7.524          359            84.48         614
500,000.01 -    550,000.00            9        4,719,929.37         1.43         7.127          359            80.64         615
550,000.01 -    600,000.00            3        1,754,014.43         0.53         7.654          359            88.25         618
600,000.01 -    650,000.00            1          630,524.25         0.19         7.690          359            90.14         629
650,000.01 -    700,000.00            1          682,378.39         0.21         7.480          358            85.00         590
700,000.01 -    750,000.00            3        2,178,074.41         0.66         7.380          359            93.29         615
950,000.01 -  1,000,000.00            1        1,000,000.00         0.30         7.530          360            83.33         717
                                --------    ----------------    -----------    ----------    -----------    ----------    ----------
TOTAL                             2,129     $330,001,329.43       100.00%        7.746%         357            83.56%        615
                                ========    ================    ===========    ==========    ===========    ==========    ==========

     The average Cut-off Date Principal Balance is approximately $155,002.97


                   MORTGAGE RATES -- AGGREGATE MORTGAGE LOANS

                                                                                              WEIGHTED
                                                                 PERCENT                      AVERAGE        WEIGHTED
                                                                   OF          WEIGHTED      REMAINING       AVERAGE      WEIGHTED
                                 NUMBER        AGGREGATE        AGGREGATE      AVERAGE        TERM TO        ORIGINAL      AVERAGE
                                   OF          PRINCIPAL        PRINCIPAL      MORTGAGE       MATURITY     LOAN-TO-VALUE    FICO
MORTGAGE RATE (%)                LOANS          BALANCE          BALANCE         RATE         (MONTHS)        RATIOS        SCORE
----------------------------    --------    ----------------    -----------    ----------    -----------    ----------    ----------
  5.000 -   5.499                     1         $310,000.00         0.09%        5.350%         359            79.49%        718
  5.500 -   5.999                    10        2,603,660.77         0.79         5.828          359            74.48         686
  6.000 -   6.499                    73       15,688,721.37         4.75         6.283          359            75.96         631
  6.500 -   6.999                   244       45,600,067.74        13.82         6.787          358            78.59         633
  7.000 -   7.499                   362       63,601,901.18        19.27         7.269          357            81.44         625
  7.500 -   7.999                   526       84,985,735.41        25.75         7.759          356            84.96         612
  8.000 -   8.499                   370       56,841,010.37        17.22         8.236          358            87.69         608
  8.500 -   8.999                   344       42,713,119.46        12.94         8.737          357            87.05         598
  9.000 -   9.499                   108       10,775,466.95         3.27         9.234          351            85.89         582
  9.500 -   9.999                    63        5,028,428.22         1.52         9.680          355            82.08         568
 10.000 -  10.499                     8          612,993.77         0.19        10.217          359            72.30         595
 10.500 -  10.999                    14          851,261.08         0.26        10.766          337            72.75         581
 11.500 -  11.999                     4          207,911.58         0.06        11.622          344            84.70         612
 12.000 -  12.499                     2          181,051.53         0.05        12.300          359            79.86         561
                                --------    ----------------    -----------    ----------    -----------    ----------    ----------
TOTAL                             2,129     $330,001,329.43       100.00%        7.746%         357            83.56%        615
                                ========    ================    ===========    ==========    ===========    ==========    ==========

The weighted average Mortgage Rate is approximately 7.746%.

Popular ABS Mortgage Pass-Through Trust, Series 2006-A                   Page 15
Preliminary Marketing Materials                                 January 17, 2006
--------------------------------------------------------------------------------

                     FICO SCORES -- AGGREGATE MORTGAGE LOANS

                                                                                              WEIGHTED
                                                                 PERCENT                      AVERAGE        WEIGHTED
                                                                   OF          WEIGHTED      REMAINING       AVERAGE      WEIGHTED
                                 NUMBER        AGGREGATE        AGGREGATE      AVERAGE        TERM TO        ORIGINAL      AVERAGE
                                   OF          PRINCIPAL        PRINCIPAL      MORTGAGE       MATURITY     LOAN-TO-VALUE    FICO
FICO SCORE                       LOANS          BALANCE          BALANCE         RATE         (MONTHS)        RATIOS        SCORE
----------------------------    --------    ----------------    -----------    ----------    -----------    ----------    ----------
No FICO                               1         $151,082.05         0.05%        7.250%         359            80.00%        N/A
500 - 524                           103       14,289,608.77         4.33         8.151          354            75.30         512
525 - 549                           245       33,264,686.02        10.08         8.328          358            83.45         537
550 - 574                           234       35,183,347.32        10.66         7.990          356            80.21         562
575 - 599                           328       46,867,326.40        14.20         7.738          357            82.18         588
600 - 624                           335       51,846,620.73        15.71         7.627          358            83.96         613
625 - 649                           392       66,501,801.29        20.15         7.628          357            85.74         636
650 - 674                           236       40,464,137.39        12.26         7.520          356            85.13         661
675 - 699                           121       18,900,611.21         5.73         7.600          354            86.01         685
700 - 724                            63       11,321,680.49         3.43         7.324          357            85.43         710
725 - 749                            32        5,060,176.37         1.53         7.560          359            86.67         735
750 - 774                            24        3,487,056.03         1.06         7.610          359            84.16         760
775 - 799                            12        2,135,767.48         0.65         7.432          359            78.83         787
800 - 824                             3          527,427.88         0.16         6.828          359            81.76         805
                                --------    ----------------    -----------    ----------    -----------    ----------    ----------
TOTAL                             2,129     $330,001,329.43       100.00%        7.746%         357            83.56%        615
                                ========    ================    ===========    ==========    ===========    ==========    ==========

         The weighted average FICO score at the time of origination is approximately 615.


            ORIGINAL LOAN-TO-VALUE RATIOS -- AGGREGATE MORTGAGE LOANS

                                                                                              WEIGHTED
                                                                 PERCENT                      AVERAGE        WEIGHTED
                                                                   OF          WEIGHTED      REMAINING       AVERAGE      WEIGHTED
                                 NUMBER        AGGREGATE        AGGREGATE      AVERAGE        TERM TO        ORIGINAL      AVERAGE
                                   OF          PRINCIPAL        PRINCIPAL      MORTGAGE       MATURITY     LOAN-TO-VALUE    FICO
ORIGINAL LOAN-TO-VALUE (%)       LOANS          BALANCE          BALANCE         RATE         (MONTHS)        RATIOS        SCORE
----------------------------    --------    ----------------    -----------    ----------    -----------    ----------    ----------
   0.00 - 49.99                      44       $5,130,307.68         1.55%        7.479%         347            38.07%        596
  50.00 - 54.99                      19        2,317,939.89         0.70         7.612          357            52.92         581
  55.00 - 59.99                      31        4,634,956.92         1.40         7.157          355            57.47         615
  60.00 - 64.99                      43        6,168,701.62         1.87         7.437          359            62.33         616
  65.00 - 69.99                      76       12,171,649.02         3.69         7.376          359            67.75         612
  70.00 - 74.99                      99       15,662,141.51         4.75         7.389          355            72.48         595
  75.00 - 79.99                     197       31,081,391.58         9.42         7.480          353            77.13         599
  80.00 - 80.00                     486       70,815,453.19        21.46         7.547          358            80.00         621
  80.01 - 84.99                      94       16,044,379.95         4.86         7.616          358            83.01         620
  85.00 - 89.99                     280       45,659,341.95        13.84         7.821          356            86.65         604
  90.00 - 94.99                     456       70,614,835.80        21.40         8.028          358            90.48         603
  95.00 - 99.99                      89       15,547,191.73         4.71         7.961          358            95.79         643
100.00                              215       34,153,038.59        10.35         8.160          357           100.00         655
                                --------    ----------------    -----------    ----------    -----------    ----------    ----------
TOTAL                             2,129     $330,001,329.43       100.00%        7.746%         357            83.56%        615
                                ========    ================    ===========    ==========    ===========    ==========    ==========

         The weighted average Original Loan-to-Value ratio is approximately 83.56%.

Popular ABS Mortgage Pass-Through Trust, Series 2006-A                   Page 16
Preliminary Marketing Materials                                 January 17, 2006
--------------------------------------------------------------------------------

             ORIGINAL TERMS TO MATURITY -- AGGREGATE MORTGAGE LOANS

                                                                                              WEIGHTED
                                                                 PERCENT                      AVERAGE        WEIGHTED
                                                                   OF          WEIGHTED      REMAINING       AVERAGE      WEIGHTED
                                 NUMBER        AGGREGATE        AGGREGATE      AVERAGE        TERM TO        ORIGINAL      AVERAGE
ORIGINAL TERM TO                   OF          PRINCIPAL        PRINCIPAL      MORTGAGE       MATURITY     LOAN-TO-VALUE    FICO
MATURITY (MONTHS)                LOANS          BALANCE          BALANCE         RATE         (MONTHS)        RATIOS        SCORE
----------------------------    --------    ----------------    -----------    ----------    -----------    ----------    ----------
120                                   2         $175,415.37        0.05%         7.875%         117            87.55%        615
180                                  26        2,578,341.75        0.78          8.227          179            76.92         609
240                                  16        1,801,783.85        0.55          7.921          239            79.20         621
300                                   2          125,161.06        0.04          8.018          299            89.70         626
336                                   1          104,628.00        0.03          9.030          336            88.67         550
360                               2,082      325,215,999.40       98.55          7.741          359            83.63         615
                               ---------    ----------------   ------------    ---------    ------------    ----------    ----------
TOTAL                             2,129     $330,001,329.43      100.00%         7.746%         357            83.56%        615
                               =========    ================   ============    =========    ============    ==========    ==========

         The weighted average original term to maturity is approximately 358 months.

             REMAINING TERMS TO MATURITY -- AGGREGATE MORTGAGE LOANS

                                                                                              WEIGHTED
                                                                 PERCENT                      AVERAGE        WEIGHTED
                                                                   OF          WEIGHTED      REMAINING       AVERAGE      WEIGHTED
                                 NUMBER        AGGREGATE        AGGREGATE      AVERAGE        TERM TO        ORIGINAL      AVERAGE
REMAINING TERM TO                  OF          PRINCIPAL        PRINCIPAL      MORTGAGE       MATURITY     LOAN-TO-VALUE    FICO
MATURITY (MONTHS)                LOANS          BALANCE          BALANCE         RATE         (MONTHS)        RATIOS        SCORE
----------------------------    --------    ----------------    -----------    ----------    -----------    ----------    ----------
 61 - 120                             2         $175,415.37         0.05%        7.875%         117            87.55%        615
121 - 180                            26        2,578,341.75         0.78         8.227          179            76.92         609
181 - 240                            16        1,801,783.85         0.55         7.921          239            79.20         621
241 - 300                             2          125,161.06         0.04         8.018          299            89.70         626
301 - 360                         2,083      325,320,627.40        98.58         7.741          359            83.63         615
                                --------    ----------------    -----------    ----------    -----------    ----------    ----------
TOTAL                             2,129     $330,001,329.43       100.00%        7.746%         357            83.56%        615
                                ========    ================    ===========    ==========    ===========    ==========    ==========

         The weighted average remaining term to maturity is approximately 357 months.

                      RATE TYPE -- AGGREGATE MORTGAGE LOANS

                                                                                              WEIGHTED
                                                                 PERCENT                      AVERAGE        WEIGHTED
                                                                   OF          WEIGHTED      REMAINING       AVERAGE      WEIGHTED
                                 NUMBER        AGGREGATE        AGGREGATE      AVERAGE        TERM TO        ORIGINAL      AVERAGE
                                   OF          PRINCIPAL        PRINCIPAL      MORTGAGE       MATURITY     LOAN-TO-VALUE    FICO
RATE TYPE                        LOANS          BALANCE          BALANCE         RATE         (MONTHS)        RATIOS        SCORE
----------------------------    --------    ----------------    -----------    ----------    -----------    ----------    ----------
Adjustable Rate Loans             1,309     $214,570,876.55       65.02%         7.690%         359            84.38%        612
Fixed Rate Loans                    820      115,430,452.88       34.98          7.850          353            82.02         619
                               ---------    ----------------   ------------    ---------    ------------    ----------    ----------
TOTAL                             2,129     $330,001,329.43      100.00%         7.746%         357            83.56%        615
                               =========    ================   ============    =========    ============    ==========    ==========

Popular ABS Mortgage Pass-Through Trust, Series 2006-A                   Page 17
Preliminary Marketing Materials                                 January 17, 2006
--------------------------------------------------------------------------------

                    PRODUCT TYPE -- AGGREGATE MORTGAGE LOANS

                                                                                              WEIGHTED
                                                                 PERCENT                      AVERAGE        WEIGHTED
                                                                   OF          WEIGHTED      REMAINING       AVERAGE      WEIGHTED
                                 NUMBER        AGGREGATE        AGGREGATE      AVERAGE        TERM TO        ORIGINAL      AVERAGE
                                   OF          PRINCIPAL        PRINCIPAL      MORTGAGE       MATURITY     LOAN-TO-VALUE    FICO
PRODUCT TYPE                     LOANS          BALANCE          BALANCE         RATE         (MONTHS)        RATIOS        SCORE
----------------------------    --------    ----------------    -----------    ----------    -----------    ----------    ----------
2/28 6 Mo LIBOR                   1,081     $171,416,660.95       51.94%        7.788%         359           84.61%          606
2/28 6 Mo LIBOR 40/30 Balloon         9       1,376,550.00         0.42         7.534          360           87.86           612
2/28 6 Mo LIBOR IO                  121      26,568,357.15         8.05         7.202          359           83.01           640
3/27 6 Mo LIBOR                      33       3,927,273.31         1.19         7.855          359           85.79           615
3/27 6 Mo LIBOR IO                   17       3,230,295.62         0.98         6.925          359           82.09           671
5/25 6 Mo LIBOR                      41       6,588,739.52         2.00         7.510          359           85.41           621
5/25 6 Mo LIBOR IO                    7       1,463,000.00         0.44         7.307          359           75.26           648
Fixed Rate Balloon 15 Year            3         311,295.88         0.09         8.390          179           70.06           637
Fixed Rate Balloon 15 Year IO         1         107,000.00         0.03         7.090          174          100.00           719
Fixed Rate Balloon 30 Year           32       6,369,108.04         1.93         7.425          359           82.16           617
Fixed Rate 10 Year                    2         175,415.37         0.05         7.875          117           87.55           615
Fixed Rate 15 Year                   22       2,160,045.87         0.65         8.260          179           76.76           600
Fixed Rate 20 Year                   16       1,801,783.85         0.55         7.921          239           79.20           621
Fixed Rate 25 Year                    2         125,161.06         0.04         8.018          299           89.70           626
Fixed Rate 28 Year                    1         104,628.00         0.03         9.030          336           88.67           550
Fixed Rate 30 Year                  728     101,503,134.40        30.76         7.883          359           82.26           619
Fixed Rate 30 Year IO                13       2,772,880.41         0.84         7.152          359           78.74           646
                               ---------    ---------------    -----------    ----------    -----------    -----------    ----------
TOTAL                             2,129     $330,001,329.43      100.00%        7.746%         357           83.56%          615
                               =========    ===============    ===========    ==========    ===========    ===========    ==========

                  AMORTIZATION TYPE -- AGGREGATE MORTGAGE LOANS

                                                                                              WEIGHTED
                                                                 PERCENT                      AVERAGE        WEIGHTED
                                                                   OF          WEIGHTED      REMAINING       AVERAGE      WEIGHTED
                                 NUMBER        AGGREGATE        AGGREGATE      AVERAGE        TERM TO        ORIGINAL      AVERAGE
                                   OF          PRINCIPAL        PRINCIPAL      MORTGAGE       MATURITY     LOAN-TO-VALUE    FICO
AMORTIZATION TYPE                LOANS          BALANCE          BALANCE         RATE         (MONTHS)        RATIOS        SCORE
----------------------------    --------    ----------------    -----------    ----------    -----------    ----------    ----------
Fully Amortizing                  1,970     $295,859,796.25       89.65%        7.812%         357            83.70%         611
Interest Only                       159      34,141,533.18        10.35         7.176          358            82.30          644
                               ---------    ---------------    -----------    ----------    -----------    -----------    ----------
TOTAL                             2,129     $330,001,329.43      100.00%        7.746%         357            83.56%         615
                               =========    ===============    ===========    ==========    ===========    ===========    ==========

                 INTEREST ONLY TERMS -- AGGREGATE MORTGAGE LOANS

                                                                                              WEIGHTED
                                                                 PERCENT                      AVERAGE        WEIGHTED
                                                                   OF          WEIGHTED      REMAINING       AVERAGE      WEIGHTED
                                 NUMBER        AGGREGATE        AGGREGATE      AVERAGE        TERM TO        ORIGINAL      AVERAGE
                                   OF          PRINCIPAL        PRINCIPAL      MORTGAGE       MATURITY     LOAN-TO-VALUE    FICO
INTEREST ONLY TERM (MONTHS)      LOANS          BALANCE          BALANCE         RATE         (MONTHS)        RATIOS        SCORE
----------------------------    --------    ----------------    -----------    ----------    -----------    ----------    ----------
N/A                               1,970     $295,859,796.25       89.65%        7.812%         357            83.70%         611
60                                  154      32,973,733.18         9.99         7.174          358            82.59          644
84                                    5       1,167,800.00         0.35         7.243          359            74.07          651
                               ---------    ---------------    -----------    ----------    -----------    -----------    ----------
TOTAL                             2,129     $330,001,329.43      100.00%        7.746%         357            83.56%         615
                               =========    ===============    ===========    ==========    ===========    ===========    ==========

Popular ABS Mortgage Pass-Through Trust, Series 2006-A                   Page 18
Preliminary Marketing Materials                                 January 17, 2006
--------------------------------------------------------------------------------




          PREPAYMENT PENALTY ORIGINAL TERM -- AGGREGATE MORTGAGE LOANS

                                                                                            WEIGHTED
                                                                                             AVERAGE      WEIGHTED
                                                              PERCENT OF      WEIGHTED      REMAINING      AVERAGE       WEIGHTED
                                              AGGREGATE        AGGREGATE      AVERAGE        TERM TO       ORIGINAL       AVERAGE
PREPAYMENT PENALTY ORIGINAL    NUMBER         PRINCIPAL        PRINCIPAL      MORTGAGE      MATURITY    LOAN-TO-VALUE      FICO
TERM (MONTHS)                 OF LOANS         BALANCE          BALANCE         RATE        (MONTHS)        RATIOS         SCORE
----------------------------  ---------    ----------------   ------------    ---------    ------------    ----------    ----------
N/A                                693     $111,294,719.98       33.73%         7.825%         358            84.28%        618
12                                  78       14,389,650.47        4.36          7.790          353            80.42         606
24                                 720      112,112,784.92       33.97          7.674          359            84.03         610
30                                  12        2,308,670.94        0.70          8.152          359            85.45         588
36                                 503       73,014,917.14       22.13          7.720          353            82.39         627
60                                 123       16,880,585.98        5.12          7.722          355            83.03         585
                              ---------    ----------------   ------------    ---------    ------------    ----------    ----------
TOTAL                            2,129     $330,001,329.43      100.00%         7.746%         357            83.56%        615
                              =========    ================   ============    =========    ============    ==========    ==========



                    LIEN POSITION -- AGGREGATE MORTGAGE LOANS

                                                                                          WEIGHTED
                                                               PERCENT                     AVERAGE        WEIGHTED
                                                                  OF         WEIGHTED     REMAINING        AVERAGE      WEIGHTED
                                             AGGREGATE        AGGREGATE      AVERAGE       TERM TO        ORIGINAL      AVERAGE
                               NUMBER        PRINCIPAL        PRINCIPAL      MORTGAGE      MATURITY     LOAN-TO-VALUE     FICO
LIEN POSITION                 OF LOANS        BALANCE          BALANCE         RATE        (MONTHS)         RATIOS       SCORE
-------------------------    ---------    ---------------    -----------    ----------    -----------    -----------    ----------
First Lien                      2,129     $330,001,329.43      100.00%        7.746%         357            83.56%         615
                             ---------    ---------------    -----------    ----------    -----------    -----------    ----------
TOTAL                           2,129     $330,001,329.43      100.00%        7.746%         357            83.56%         615
                             =========    ===============    ===========    ==========    ===========    ===========    ==========



                 DOCUMENTATION TYPE -- AGGREGATE MORTGAGE LOANS

                                                                                           WEIGHTED
                                                                PERCENT                     AVERAGE        WEIGHTED
                                                                   OF         WEIGHTED     REMAINING        AVERAGE      WEIGHTED
                                              AGGREGATE        AGGREGATE      AVERAGE       TERM TO        ORIGINAL      AVERAGE
                                NUMBER        PRINCIPAL        PRINCIPAL      MORTGAGE      MATURITY     LOAN-TO-VALUE     FICO
DOCUMENTATION TYPE             OF LOANS        BALANCE          BALANCE         RATE         (MONTHS)        RATIOS       SCORE
-------------------------     ---------    ---------------    -----------    ----------    -----------    -----------    ----------
Full Doc                       1,613     $234,722,650.17       71.13%         7.704%        357            83.79%         609
SI                               306       53,349,198.82       16.17          7.967         357            81.03          634
AIV                              154       32,233,890.64        9.77          7.747         358            86.24          621
Lite Doc                          56        9,695,589.80        2.94          7.550         352            82.87          635
                             --------    ----------------   ------------    ---------    -----------    -----------    ----------
TOTAL                          2,129     $330,001,329.43      100.00%         7.746%        357            83.56%         615
                             ========    ================   ============    =========    ===========    ===========    ==========



                    LOAN PURPOSE -- AGGREGATE MORTGAGE LOANS

                                                                                           WEIGHTED
                                                                PERCENT                     AVERAGE        WEIGHTED
                                                                   OF         WEIGHTED     REMAINING        AVERAGE      WEIGHTED
                                              AGGREGATE        AGGREGATE      AVERAGE       TERM TO        ORIGINAL      AVERAGE
                                NUMBER        PRINCIPAL        PRINCIPAL      MORTGAGE      MATURITY     LOAN-TO-VALUE     FICO
LOAN PURPOSE                   OF LOANS        BALANCE          BALANCE         RATE         (MONTHS)        RATIOS       SCORE
-------------------------     ---------    ---------------    -----------    ----------    -----------    -----------    ----------
Cash Out Refinance              1,547     $245,444,961.06       74.38%         7.743%        357            82.94%         608
Purchase                          393       55,944,627.23       16.95          7.774         358            85.73          639
Rate/Term Refinance               189       28,611,741.14        8.67          7.717         352            84.62          621
                             ---------    ----------------   ------------    ---------    -----------    -----------    ----------
TOTAL                           2,129     $330,001,329.43      100.00%         7.746%        357            83.56%         615
                             =========    ================   ============    =========    ===========    ===========    ==========

Popular ABS Mortgage Pass-Through Trust, Series 2006-A                   Page 19
Preliminary Marketing Materials                                 January 17, 2006
--------------------------------------------------------------------------------



                    PROPERTY TYPE -- AGGREGATE MORTGAGE LOANS

                                                                                           WEIGHTED
                                                                PERCENT                     AVERAGE        WEIGHTED
                                                                   OF         WEIGHTED     REMAINING        AVERAGE      WEIGHTED
                                              AGGREGATE        AGGREGATE      AVERAGE       TERM TO        ORIGINAL      AVERAGE
                                NUMBER        PRINCIPAL        PRINCIPAL      MORTGAGE      MATURITY     LOAN-TO-VALUE     FICO
PROPERTY TYPE                  OF LOANS        BALANCE          BALANCE         RATE        (MONTHS)        RATIOS        SCORE
-------------------------     ---------    ---------------    -----------    ----------    -----------    -----------    ----------
Single Family                    1,909     $293,336,009.69       88.89%         7.750%        357            83.84%         612
Condominium                         73       12,784,681.34        3.87          7.609         355            80.83          642
Duplex                              57       10,501,491.66        3.18          7.636         356            77.99          637
Townhouse                           27        4,693,380.42        1.42          7.756         359            86.33          618
Triplex                             18        3,754,076.61        1.14          8.025         349            84.56          659
Row Home                            30        3,097,598.47        0.94          7.771         359            84.29          616
Quadruplex                          15        1,834,091.24        0.56          8.127         359            77.70          696
                              ---------    ----------------   ------------    ---------    -----------    -----------    ----------
TOTAL                            2,129     $330,001,329.43      100.00%         7.746%        357            83.56%         615
                              =========    ================   ============    =========    ===========    ===========    ==========



                   OCCUPANCY TYPE -- AGGREGATE MORTGAGE LOANS

                                                                                           WEIGHTED
                                                                PERCENT                     AVERAGE        WEIGHTED
                                                                   OF         WEIGHTED     REMAINING        AVERAGE      WEIGHTED
                                              AGGREGATE        AGGREGATE      AVERAGE       TERM TO        ORIGINAL      AVERAGE
                                NUMBER        PRINCIPAL        PRINCIPAL      MORTGAGE      MATURITY     LOAN-TO-VALUE     FICO
OCCUPANCY TYPE                OF LOANS        BALANCE          BALANCE         RATE         (MONTHS)        RATIOS        SCORE
-------------------------     ---------    ---------------    -----------    ----------    -----------    -----------    ----------
Primary                          1,971     $306,372,042.23       92.84%         7.723%        357            83.56%         610
Investor Non-owner                 117       14,106,969.80        4.27          8.289         359            81.65          673
Second Home                         41        9,522,317.40        2.89          7.692         359            86.16          667
                              ---------    ----------------   ------------    ---------    -----------    -----------    ----------
TOTAL                            2,129     $330,001,329.43      100.00%         7.746%        357            83.56%         615
                              =========    ================   ============    =========    ===========    ===========    ==========



                    CREDIT GRADES -- AGGREGATE MORTGAGE LOANS

                                                                                           WEIGHTED
                                                                PERCENT                     AVERAGE        WEIGHTED
                                                                   OF         WEIGHTED     REMAINING        AVERAGE      WEIGHTED
                                              AGGREGATE        AGGREGATE      AVERAGE       TERM TO        ORIGINAL      AVERAGE
                                NUMBER        PRINCIPAL        PRINCIPAL      MORTGAGE      MATURITY     LOAN-TO-VALUE     FICO
CREDIT GRADE                  OF LOANS        BALANCE          BALANCE         RATE         (MONTHS)        RATIOS        SCORE
-------------------------     ---------    ---------------    -----------    ----------    -----------    -----------    ----------
A                                1,342     $219,489,696.29       66.51%        7.576%         357            84.81%         645
B                                  245      34,186,219.10        10.36         7.917          357            82.65          579
C                                  542      76,325,414.04        23.13         8.158          356            80.35          544
                              ---------    ---------------    -----------    ----------    -----------    -----------    ----------
TOTAL                            2,129     $330,001,329.43      100.00%        7.746%         357            83.56%         615
                              =========    ===============    ===========    ==========    ===========    ===========    ==========

Popular ABS Mortgage Pass-Through Trust, Series 2006-A                   Page 20
Preliminary Marketing Materials                                 January 17, 2006
--------------------------------------------------------------------------------





     GEOGRAPHIC LOCATION OF MORTGAGED PROPERTIES -- AGGREGATE MORTGAGE LOANS

                                                                                           WEIGHTED
                                                                PERCENT                     AVERAGE        WEIGHTED
                                                                   OF         WEIGHTED     REMAINING        AVERAGE      WEIGHTED
                                              AGGREGATE        AGGREGATE      AVERAGE       TERM TO        ORIGINAL      AVERAGE
                                NUMBER        PRINCIPAL        PRINCIPAL      MORTGAGE      MATURITY     LOAN-TO-VALUE     FICO
GEOGRAPHIC LOCATION           OF LOANS         BALANCE          BALANCE         RATE        (MONTHS)        RATIOS         SCORE
-------------------------     ---------    ---------------    -----------    ----------    -----------    -----------    ----------
New Jersey                         123     $29,549,113.89         8.95%        7.813%         357            82.15%         631
Florida                            188      28,753,305.17         8.71         7.573          355            81.73          609
Pennsylvania                       186      23,456,409.32         7.11         7.879          357            84.30          612
North Carolina                     162      22,438,806.30         6.80         7.935          358            85.46          610
Maryland                            92      19,415,985.38         5.88         7.420          357            81.81          600
California                          63      18,963,239.89         5.75         7.014          359            75.46          633
Michigan                           138      15,989,902.40         4.85         8.121          359            85.63          616
Ohio                               132      14,533,299.23         4.40         8.090          354            85.69          610
Virginia                            72      13,901,969.42         4.21         7.579          358            80.52          609
Georgia                             88      13,459,755.59         4.08         7.745          356            86.94          632
Wisconsin                           72      10,002,742.43         3.03         8.072          358            85.06          612
New York                            48       9,869,284.09         2.99         7.442          353            76.77          621
Arizona                             55       9,138,247.46         2.77         7.164          359            80.23          621
Illinois                            54       9,094,590.05         2.76         7.787          359            85.10          604
Massachusetts                       32       8,760,488.66         2.65         7.650          359            85.51          612
Indiana                             80       8,698,203.61         2.64         7.991          356            87.66          619
South Carolina                      65       8,067,585.34         2.44         7.933          357            87.93          618
Missouri                            57       7,701,706.57         2.33         7.925          357            87.24          613
Tennessee                           57       6,311,198.13         1.91         7.817          351            87.93          618
Minnesota                           24       5,019,955.56         1.52         7.806          355            86.59          629
Delaware                            24       4,846,566.00         1.47         7.678          359            85.97          624
Kansas                              36       3,755,902.42         1.14         8.141          358            86.56          616
Rhode Island                        16       3,524,943.04         1.07         7.654          359            82.61          593
Connecticut                         15       3,331,223.18         1.01         7.566          359            81.95          608
Kentucky                            28       3,194,960.91         0.97         7.988          358            87.79          612
Nevada                              16       3,133,892.78         0.95         7.313          359            79.97          586
South Dakota                        24       3,070,176.64         0.93         8.144          358            89.41          612
Colorado                            18       3,004,443.97         0.91         7.717          357            84.09          607
Iowa                                33       2,770,657.08         0.84         8.398          359            85.35          607
Washington                          14       2,654,725.80         0.80         7.952          354            81.65          575
New Mexico                          12       1,965,784.58         0.60         7.467          359            85.74          620
Nebraska                            23       1,939,141.62         0.59         8.537          341            88.11          603
Alabama                             18       1,577,504.36         0.48         8.380          359            84.53          563
New Hampshire                        7       1,529,775.84         0.46         7.749          359            81.25          565
Utah                                 8       1,406,219.24         0.43         7.342          359            86.41          640
Oklahoma                            12       1,032,715.05         0.31         8.526          336            94.03          650
Idaho                                8       1,026,853.05         0.31         8.508          359            88.76          640
Texas                               10         958,462.22         0.29         8.405          345            85.09          588
Oregon                               4         613,500.14         0.19         7.220          359            82.62          616
Montana                              4         518,528.42         0.16         8.112          360            79.77          606
Arkansas                             4         409,095.74         0.12         7.420          358            80.15          615
North Dakota                         2         217,905.08         0.07         8.616          359            90.82          681
Wyoming                              3         206,819.70         0.06         8.603          359            79.66          631
Maine                                2         185,744.08         0.06         7.949          358            67.35          626
                              ---------    ---------------    -----------    ----------    -----------    -----------    ----------
TOTAL                            2,129     $330,001,329.43      100.00%        7.746%         357            83.56%         615
                              =========    ===============    ===========    ==========    ===========    ===========    ==========

Popular ABS Mortgage Pass-Through Trust, Series 2006-A                   Page 21
Preliminary Marketing Materials                                 January 17, 2006
--------------------------------------------------------------------------------


                 GROSS MARGINS -- ADJUSTABLE RATE MORTGAGE LOANS

                                                                                           WEIGHTED
                                                                PERCENT                     AVERAGE        WEIGHTED
                                                                   OF         WEIGHTED     REMAINING        AVERAGE      WEIGHTED
                                              AGGREGATE        AGGREGATE      AVERAGE       TERM TO        ORIGINAL      AVERAGE
                                NUMBER        PRINCIPAL        PRINCIPAL      MORTGAGE      MATURITY     LOAN-TO-VALUE     FICO
GROSS MARGIN (%)               OF LOANS        BALANCE          BALANCE         RATE        (MONTHS)        RATIOS         SCORE
-------------------------     ---------    ---------------    -----------    ----------    -----------    -----------    ----------
  1.500 -   1.999                    1        $206,600.00         0.10%         6.340%        359           71.24%          622
  2.000 -   2.499                    1         306,645.02         0.14          6.350         356           90.00           638
  2.500 -   2.999                    2         374,794.40         0.17          7.006         358           88.22           661
  3.000 -   3.499                    1         256,153.93         0.12          7.990         358           90.00           554
  3.500 -   3.999                    3         670,709.39         0.31          7.779         358           80.27           618
  4.500 -   4.999                    3         755,250.45         0.35          7.447         358           85.40           645
  5.000 -   5.499                    6       1,220,577.28         0.57          5.986         359           79.87           740
  5.500 -   5.999                   23       5,262,381.12         2.45          6.807         358           81.06           626
  6.000 -   6.499                   65       9,932,064.98         4.63          6.915         359           82.59           630
  6.500 -   6.999                  952     164,390,396.31        76.61          7.679         359           84.63           613
  7.000 -   7.499                   87      12,529,009.71         5.84          7.775         358           83.59           598
  7.500 -   7.999                   96      10,697,924.60         4.99          8.381         359           85.19           598
  8.000 -   8.499                   52       6,235,409.28         2.91          8.668         358           84.29           575
  8.500 -   8.999                   13       1,373,571.33         0.64          8.972         359           87.17           591
  9.000 -   9.499                    2         155,880.74         0.07          9.550         359           80.00           724
  9.500 -   9.999                    1         112,332.69         0.05          9.500         357           90.00           536
 10.500 -  10.999                    1          91,175.32         0.04         12.250         359           60.00           558
                              ---------    ---------------    -----------    ----------    -----------    -----------    ----------
TOTAL                            1,309     $214,570,876.55      100.00%         7.690%        359           84.38%          612
                              =========    ===============    ===========    ==========    ===========    ===========    ==========

         The weighted average Gross Margin of the Adjustable Rate Mortgage Loans is approximately 6.621%.



             MINIMUM MORTGAGE RATE --ADJUSTABLE RATE MORTGAGE LOANS

                                                                                           WEIGHTED
                                                                PERCENT                     AVERAGE        WEIGHTED
                                                                   OF         WEIGHTED     REMAINING        AVERAGE      WEIGHTED
                                              AGGREGATE        AGGREGATE      AVERAGE       TERM TO        ORIGINAL      AVERAGE
                                NUMBER        PRINCIPAL        PRINCIPAL      MORTGAGE      MATURITY     LOAN-TO-VALUE     FICO
MINIMUM MORTGAGE RATE (%)      OF LOANS        BALANCE          BALANCE         RATE        (MONTHS)        RATIOS         SCORE
-------------------------     ---------    ---------------    -----------    ----------    -----------    -----------    ----------
  5.000 -  5.499                     3        $530,609.89         0.25%         5.932%        359           79.70%         668
  5.500 -  5.999                    11       2,313,285.51         1.08          6.059         359           73.44          669
  6.000 -  6.499                    52      11,203,098.46         5.22          6.389         358           80.08          623
  6.500 -  6.999                   176      32,476,023.31        15.14          6.808         359           79.87          630
  7.000 -  7.499                   228      42,548,205.20        19.83          7.288         359           82.18          622
  7.500 -  7.999                   329      55,202,633.36        25.73          7.781         359           86.14          609
  8.000 -  8.499                   236      37,759,058.10        17.60          8.237         359           88.15          602
  8.500 -  8.999                   194      25,427,806.50        11.85          8.731         359           87.13          596
  9.000 -  9.499                    45       4,655,774.60         2.17          9.225         359           86.47          583
  9.500 -  9.999                    27       1,863,587.55         0.87          9.662         359           81.95          559
 10.000 - 10.499                     1         110,353.21         0.05         10.200         359           80.00          507
 10.500 - 10.999                     5         330,601.13         0.15         11.134         359           80.64          595
 11.500 - 11.999                     1          59,963.52         0.03         11.750         358          100.00          620
 12.000 - 12.499                     1          89,876.21         0.04         12.350         359          100.00          565
                              ---------    ---------------    -----------    ----------    -----------    -----------    ---------
TOTAL                            1,309     $214,570,876.55      100.00%         7.690%        359           84.38%         612
                              =========    ===============    ===========    ==========    ===========    ===========    =========

         The weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans is approximately 7.662%.

Popular ABS Mortgage Pass-Through Trust, Series 2006-A                   Page 22
Preliminary Marketing Materials                                 January 17, 2006
--------------------------------------------------------------------------------





             MAXIMUM MORTGAGE RATE --ADJUSTABLE RATE MORTGAGE LOANS

                                                                                           WEIGHTED
                                                                PERCENT                     AVERAGE        WEIGHTED
                                                                   OF         WEIGHTED     REMAINING        AVERAGE      WEIGHTED
                                              AGGREGATE        AGGREGATE      AVERAGE       TERM TO        ORIGINAL      AVERAGE
                                NUMBER        PRINCIPAL        PRINCIPAL      MORTGAGE      MATURITY     LOAN-TO-VALUE     FICO
MINIMUM MORTGAGE RATE (%)      OF LOANS        BALANCE          BALANCE         RATE        (MONTHS)        RATIOS         SCORE
-------------------------     ---------    ---------------    -----------    ----------    -----------    -----------    ----------
10.000 - 10.499                      1        $274,500.00         0.13%         7.100%        359           90.00%          622
11.000 - 11.499                      2         439,702.67         0.20          5.580         356           79.82           697
11.500 - 11.999                      5       1,126,937.81         0.53          5.908         358           70.68           625
12.000 - 12.499                     34       8,456,587.06         3.94          6.294         359           79.79           622
12.500 - 12.999                    144      27,686,045.99        12.90          6.739         359           79.41           633
13.000 - 13.499                    183      34,677,660.36        16.16          7.231         359           82.00           620
13.500 - 13.999                    313      53,511,809.91        24.94          7.654         359           85.79           612
14.000 - 14.499                    264      43,503,324.48        20.27          8.026         359           86.90           608
14.500 - 14.999                    223      30,700,809.74        14.31          8.507         359           86.73           601
15.000 - 15.499                     64       7,673,133.65         3.58          8.760         359           86.62           598
15.500 - 15.999                     46       4,035,722.14         1.88          9.122         359           82.32           568
16.000 - 16.499                     15       1,333,090.74         0.62          9.397         359           87.51           555
16.500 - 16.999                     12         910,536.95         0.42         10.000         359           88.70           566
17.500 - 17.999                      1          59,963.52         0.03         11.750         358          100.00           620
18.000 - 18.499                      2         181,051.53         0.08         12.300         359           79.86           561
                              ---------    ---------------    -----------    ----------    -----------    -----------    ----------
TOTAL                            1,309     $214,570,876.55      100.00%         7.690%        359           84.38%          612
                              =========    ===============    ===========    ==========    ===========    ===========    ==========

         The weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans is approximately 13.836%.



               INITIAL RATE CAPS --ADJUSTABLE RATE MORTGAGE LOANS

                                                                                           WEIGHTED
                                                                PERCENT                     AVERAGE        WEIGHTED
                                                                   OF         WEIGHTED     REMAINING        AVERAGE      WEIGHTED
                                              AGGREGATE        AGGREGATE      AVERAGE       TERM TO        ORIGINAL      AVERAGE
                                NUMBER        PRINCIPAL        PRINCIPAL      MORTGAGE      MATURITY     LOAN-TO-VALUE     FICO
INITIAL RATE CAP (%)           OF LOANS        BALANCE          BALANCE         RATE        (MONTHS)        RATIOS         SCORE
-------------------------     ---------    ---------------    -----------    ----------    -----------    -----------    ----------
1.500                               36      $4,369,302.16         2.04%         8.367%        358           86.38%          567
2.000                                1         135,537.61         0.06          8.000         355           80.00           532
3.000                            1,271     209,841,036.78        97.80          7.677         359           84.37           613
5.000                                1         225,000.00         0.10          6.990         360           57.69           586
                              ---------    ---------------    -----------    ----------    -----------    -----------    ----------
TOTAL                            1,309     $214,570,876.55      100.00%         7.690%        359           84.38%          612
                              =========    ===============    ===========    ==========    ===========    ===========    ==========

         The weighted average Initial Rate Cap of the Adjustable Rate Mortgage Loans is approximately 2.971%.



               PERIODIC RATE CAPS --ADJUSTABLE RATE MORTGAGE LOANS

                                                                                           WEIGHTED
                                                                PERCENT                     AVERAGE        WEIGHTED
                                                                   OF         WEIGHTED     REMAINING        AVERAGE      WEIGHTED
                                              AGGREGATE        AGGREGATE      AVERAGE       TERM TO        ORIGINAL      AVERAGE
                                NUMBER        PRINCIPAL        PRINCIPAL      MORTGAGE      MATURITY     LOAN-TO-VALUE     FICO
PERIODIC RATE CAP (%)          OF LOANS        BALANCE          BALANCE         RATE        (MONTHS)        RATIOS         SCORE
-------------------------     ---------    ---------------    -----------    ----------    -----------    -----------    ----------
1.000                             399      $58,666,246.17        27.34%         7.590%        359           82.90%         616
1.500                             907      155,300,720.40        72.38          7.726         359           84.96          611
2.000                               3          603,909.98         0.28          8.280         355           77.88          556
                              --------    ----------------    -----------    ----------    -----------    -----------    ---------
TOTAL                           1,309     $214,570,876.55       100.00%         7.690%        359           84.38%         612
                              ========    ================    ===========    ==========    ===========    ===========    =========

         The weighted average Periodic Rate Cap of the Adjustable Rate Mortgage Loans is approximately 1.365%.